Exhibit 99.1

IMRICOR Q3 CY2026 QUARTERLY ACTIVITIES REPORT AND FORM 10-Q SUBMISSION

Key Highlights

U.S. Commercial Launch

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U.S. commercial launch commenced, with Rady Children’s Hospital–San Diego becoming Imricor’s first commercial U.S. hospital customer, purchasing NorthStar to establish the country’s first commercial interventional MR (iMR) cardiac catheterisation program

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Children’s Medical Center Dallas, flagship hospital of Children’s Health, became Imricor’s second U.S. customer just two weeks after launch, marking the first commercial outcome of the Philips compatibility declaration

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Launch of Imricor Cardiovascular, a new business vertical harnessing real-time MR guidance for radiation-free cardiac catheterisation, opening a U.S. market of more than 250 children’s hospitals and over 2,000 adult hospitals

●	Launch of Imricor Finance in partnership with DLL, allowing hospitals to acquire iMR labs and equipment over terms of one to seven years while Imricor receives full payment upfront

Regulatory & Clinical

●	FDA 510(k) clearances of pediatric label expansions for NorthStar and the Vision-MR Diagnostic Catheter, with both products now cleared for use in patients of all ages

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NavTrac and NavTrac-MR Steerable Introducers submitted for FDA 510(k) clearance, completing all 510(k) submissions, with 14 of 15 FDA submissions for Imricor’s full U.S. platform now complete or under review

●	FDA accepted and closed the manufacturing module of the Vision-MR Ablation Catheter PMA application, covering design, manufacturing and quality processes for seven products

Strategic Partnerships

●	Philips issued a Third Party Product Compatibility Declaration for Imricor’s iMR capital equipment and consumables, opening the Philips MR installed base to NorthStar for the first time

●	Philips and Imricor launched a turnkey cardiac iMR lab solution built on Philips’ 1.5T MR platform, showcased at ESC Congress 2026 in Munich

●	Imricor to leverage Philips’ extensive sales channels in Europe and the U.S. to scale the rollout

Financial

●	Revenue of US$188k, up 437% on the prior corresponding period, as initial U.S. sales and installations commence

●	NorthStar revenue is recognised following site installation. Children’s Medical Center Dallas installation occurred after quarter end with the revenue to be recognised in Q4.

●	Cash and cash equivalents of US$62.1m/A$90m1 at 30 September 2026

1Converted at an exchange rate of AUD/USD 0.69.

13 November 2026 – Melbourne, Australia (12 November 2026 – Minneapolis, MN, United States) – Imricor Medical Systems, Inc. (Company or Imricor) (ASX: IMR) today releases its Quarterly Activities Report and Form 10-Q for the quarter ended 30 September 2026 and provides an update on its operational performance.

An investor webinar will be held at 9:15 am AEDT on 13 November (4:15 pm CST on 12 November). To register, visit: https://us02web.zoom.us/webinar/register/WN_c7S-3WrQSSWE0fC9sWxxHw

Imricor’s Executive Chair, President and CEO, Steve Wedan, commented: “The third quarter of 2026 is the quarter our U.S. commercial launch became real. Within weeks of launching Imricor Cardiovascular, two of the nation’s leading children’s hospitals, Rady Children’s Hospital in San Diego and Children’s Medical Center Dallas, committed to NorthStar to deliver completely radiation-free cardiac catheterisation for their patients. At the same time, we have widened the path for every hospital that follows: Philips compatibility and our new joint iMR lab solution open the Philips installed base to NorthStar, Imricor Finance removes capital barriers to adoption, and the FDA’s acceptance of our PMA manufacturing module moves our full ablation platform closer to the U.S. market. Children who need multiple heart procedures over their lives should not have to carry a lifetime of radiation exposure. The U.S. launch is where we begin to change that standard of care.”

U.S. Commercial Launch Underway

During the quarter, Imricor commenced its U.S. commercial launch, with Rady Children’s Hospital–San Diego, home to one of the nation’s leading pediatric cardiology programs, becoming the Company’s first commercial U.S. hospital customer. Rady Children’s is establishing the first commercial iMR cardiac catheterisation program in the United States in its Dickinson Image-Guided Intervention Center, providing completely radiation-free procedures for its patients, with plans to expand the program into radiation-free diagnostic electrophysiology and cardiac ablation procedures.

Just two weeks after launch, Children’s Medical Center Dallas agreed to purchase NorthStar, becoming Imricor’s second U.S. customer. The hospital is the flagship of Children’s Health, one of the largest pediatric health care providers in the United States, and the primary pediatric clinical partner of UT Southwestern Medical Center. It will launch a NorthStar-guided iMR cardiac catheterisation program delivering 100% radiation-free procedures for children with congenital heart disease. Because the hospital already operates a fully functional Philips iMR lab, no construction is required prior to NorthStar installation, and the sale represents the first commercial outcome of the Philips compatibility declaration described below.

Both sales were made under Imricor Cardiovascular, the new business vertical launched during the quarter for cardiac catheterisation procedures performed under real-time MR guidance using NorthStar. By replacing separate MR imaging and X-ray cath lab sessions with a single-session iMR workflow, hospitals can reduce per-patient procedural time by approximately 35%, free X-ray cath lab capacity for other interventional procedures, and eliminate patient and staff exposure to ionising radiation. Imricor Cardiovascular opens a U.S. market comprising more than 250 children’s hospitals and over 2,000 adult hospitals.

Commercial momentum continues to build. Several additional U.S. hospitals, including both children’s and adult hospitals, remain in the final stages of their purchasing processes, and revenue from initial NorthStar sales is expected to exceed the total revenue generated by Imricor’s European business in CY2025. To reduce friction in hospital purchasing decisions, Imricor also launched Imricor Finance, a vendor financing program delivered in partnership with DLL, one of the world’s largest medical equipment financiers. The program allows hospitals to acquire iMR labs and equipment over terms of one to seven years, while Imricor receives full payment upfront with all credit exposure borne by DLL.

Regulatory Momentum

In July, Imricor announced FDA 510(k) clearances of pediatric label expansions for NorthStar, the world’s first and only MRI-native 3D mapping and guidance system, and the Vision-MR Diagnostic Catheter. Both products are now cleared for use in patients of all ages, unlocking the U.S. pediatric market and underpinning the commercial launch. On 20 July 2026, the Company submitted its NavTrac and NavTrac-MR Steerable Introducers for FDA 510(k) clearance, completing all remaining 510(k) submissions. With more than 50,000 pages of supporting information submitted to the FDA, 14 of the 15 submissions that make up Imricor’s full U.S. platform are now complete or under review.

In September, the FDA completed its review of the manufacturing module of the Company’s modular Premarket Approval (PMA) application for the Vision-MR Ablation Catheter, and accepted and closed it. The module is one of the most extensive and complex components of the PMA and covers design controls, manufacturing, process validation, traceability and quality management systems for seven products, including the Vision-MR Ablation Catheter and the RF-5000 Ablation Generator and Pump. An FDA pre-approval inspection of Imricor’s manufacturing facilities will take place prior to final PMA approval. The fourth and final PMA module will be submitted following completion of the VISABL-AFL clinical trial.

Philips Collaboration

On 6 August 2026 (U.S. time), Philips Medical Systems Nederland B.V. issued a Third Party Product Compatibility Declaration covering Imricor’s iMR capital equipment and consumables, including NorthStar, the Advantage-MR® EP Recorder/Stimulator and the Vision-MR catheter portfolio, for use with five initial Philips MR systems and four MR system upgrades running software version R12.1.1 or greater. The declaration completes a comprehensive program of equipment and software testing at Philips headquarters and represents the final step within Philips to allow NorthStar to connect and operate in a commercial clinical setting with Philips MR scanners, opening the Philips installed base to Imricor in the United States and Europe, including the German Heart Center of the Charité in Berlin.

Building on the declaration, on 27 August 2026 Philips and Imricor launched a cardiac interventional MR lab solution combining Philips’ high-performance 1.5T MR platform, built on its BlueSeal helium-free technology, with Imricor’s portfolio of systems and consumables for MR-guided cardiac intervention. The turnkey solution was showcased at ESC Congress 2026 in Munich, where the two companies co-sponsored interventional MR sessions, and is commercially available immediately in CE-marked markets and, in some configurations, in the United States, with further configurations expected as additional regulatory clearances are received.

Left to right: Ioannis Panagiotelis PhD, Philips; Steve Wedan, Imricor	“Our ambition is not only to advance what clinicians can see with MRI, but also what they can do with it.” Ioannis Panagiotelis, PhD Business Leader, Magnetic Resonance, Philips

“Philips has a long history of helping clinicians perform image-guided procedures with confidence, and we believe MRI can play an even greater role in providing care. With this new iMR lab solution, enabled through our collaboration with Imricor, we’re expanding the role of cardiac MRI from diagnosis into the treatment environment.

“Cardiac electrophysiology is just the beginning. This iMR lab solution represents an important step in Philips’ strategy to advance MRI across the care continuum, creating a platform that can expand into additional clinical areas while helping clinicians deliver the best possible care for their patients.”

Advocacy for Radiation-Free Care

On 24 August 2026, Imricor publicly supported the Heart Rhythm Society’s call for enhanced radiation protection and urged the field to work toward cardiac procedures that expose neither patients nor clinical staff to ionising radiation, which is what iMR makes possible.

Financial Summary

Revenue during the quarter was US$188k, up 437% compared to US$35k in Q3 CY2025 (“pcp”). The increase reflected the initial revenue recognized from the first U.S. sale of NorthStar during the quarter.

Net loss for the quarter was US$2.9m, down 17% compared to US$3.5m in the pcp, with decreases in non-cash change in fair value charges being partially offset by increases in costs related to our clinical trials, ongoing product development initiatives, and increased investment to support our commercial activity.

Net operating cash outflows for the quarter were US$7.3m, up from US$6.1m in Q2 CY2026. The increase was primarily driven by the pre-payment of annual insurance premiums during the quarter.

The Company held total cash of US$62.1m at 30 September 2026.

(unaudited)

	Three Months Ended
(in thousands)	30 Sep 2026	30 Jun 2026
Cash flows from operating activities
Net loss	$(2,910)	$(7,382)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	141	149
Stock-based compensation expense	1,196	144
Foreign currency exchange (gain) loss	(306)	683
Change in fair value of convertible notes (related party)	(4,080)	(90)
Change in fair value of derivative asset and liability	(356)	(240)
Other non-cash adjustments	95	275
Changes in assets and liabilities
Accounts receivable	(76)	(50)
Inventories	(273)	(1,074)
Prepaid expenses and other assets	(623)	1,298
Accounts payable and other liabilities	(202)	330
Accrued expenses	126	(78)
Lease liabilities	(84)	(80)
Contract liabilities	19	5
Net cash used in operating activities	(7,333)	(6,110)

Cash flows from investing activities
Purchases of property and equipment	(152)	(268)
Investment in convertible note	(352)	-
Proceeds from maturity of marketable securities	6,922	13,315
Net cash provided by investing activities	6,418	13,047

Cash flows from financing activities
Proceeds from issuance of common stock and restricted stock	-	43,423
Proceeds from exercise of share options and warrants	2,167	-
Issuance costs of common stock and restricted stock	-	(1,839)
Net cash provided by financing activities	2,167	41,584

Net change in cash and cash equivalents	1,252	48,521
Cash and cash equivalents - beginning of period	60,539	12,675
Effect of movement in exchange rates on cash held	309	(657)
Cash and cash equivalents - end of period	$62,100	$60,539

Outlook

The remainder of CY2026 will be defined by continued execution of the U.S. commercial launch: converting the hospital pipeline into NorthStar sales and scaling the U.S. commercial organisation. FDA clearances of additional capital equipment, including the Advantage-MR EP Recorder/Stimulator, are expected to broaden the product offering available to U.S. customers.

The Philips compatibility declaration and joint iMR lab solution open the Philips installed base to NorthStar for the first time, materially expanding the addressable pipeline of U.S. and European sites alongside the existing Siemens pipeline, while Imricor Finance gives hospitals a flexible path to acquire iMR labs and equipment.

On the regulatory front, the Company remains focused on completing the VISABL-AFL trial, submitting the fourth and final PMA module for the Vision-MR Ablation Catheter, and preparing for the FDA pre-approval inspection of its manufacturing facilities.

Together, the U.S. launch, the Philips collaboration and Imricor Finance position CY2026 as a revenue inflection point for the Company.

ENDS

Authorised for release by Steve Wedan, Executive Chair, President, and CEO

Media and Investor Relations Contacts:

Simon Hinsley	Nick Corkill
Executive Director, NWR	VP Corporate Strategy, Imricor
simon@nwrcommunications.com.au	nick.corkill@imricor.com
+61 401 909 653	+61 450 475 633

About Imricor

Imricor Medical Systems, Inc. (ASX:IMR) is striving to make interventional medical procedures better, safer, and more cost-effective by making it possible for these procedures to be performed under real-time magnetic resonance (MR) guidance, rather than under X-ray fluoroscopy guidance, thus taking advantage of MR’s superior imaging capabilities.

Imricor’s Products

Imricor is a pioneer and world leader in developing MR-compatible products for interventional MR (iMR) procedures. The Company’s products include capital equipment, such as the NorthStar® Mapping System and the Advantage-MR® EP Recorder/Stimulator. Single-use devices include a variety of ablation catheters, diagnostic catheters, steerable sheaths, and other tools used in an iMR lab.

Imricor’s products are approved in the European Union, the Kingdom of Saudi Arabia, and New Zealand. NorthStar and the Vision-MR Diagnostic Catheter are cleared in the US.

Foreign Ownership Restrictions

Imricor’s CHESS Depositary Interests (CDIs) are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person for the foreseeable future except in very limited circumstances after the expiration of a restricted period, unless the resale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a ‘FOR US’ designation on the Australian Securities Exchange (ASX). This designation restricts any CDIs from being sold on ASX to US persons excluding qualified institutional buyers (QIBs, as defined in Rule 144A under the Securities Act). However, you are still able to freely transfer your CDIs on ASX to any person other than a US person. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on the Company’s management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These include, without limitation, U.S. and EU commercial market acceptance and sales of our products, the timing and outcome of regulatory submissions, approvals and clinical trials, as well as our expectations with respect to our ability to develop and commercialise new products. Management believes that these forward-looking statements are reasonable when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. Imricor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Imricor may not actually achieve the plans, projections or expectations disclosed in forward-looking statements. Actual results, developments or events could differ materially from those disclosed in the forward-looking statements.